Exhibit 99.1

“Assurance accelerates the strategy and growth potential of Prudential’s financial wellness businesses, bringing us closer to more people across the entire socio-economic spectrum to better serve the full picture of their needs.”

Charles Lowrey,

Chairman and CEO,

Prudential

Prudential Financial to acquire Assurance IQ, Inc., a leading consumer solutions platform for health and financial wellness needs, for $2.35 billion

•  Adds established direct-to-consumer channel to reach underserved mass market

•  Fast-growing, highly scalable business model offers significant upside potential

•  Acquisition offers attractive financial benefits; accretive to EPS and ROE in year 1; enhances long-term growth profile

NEWARK, N.J., and BELLEVUE, Wash., September 5, 2019 — Prudential Financial, Inc. (NYSE: PRU) today announced that it has signed a definitive agreement to acquire Assurance IQ, Inc., “Assurance,” a profitable, fast-growing direct-to-consumer platform that transforms the buying experience for individuals seeking personalized health and financial wellness solutions.

Terms of the acquisition include a total upfront consideration of $2.35 billion, plus an additional earnout of up to $1.15 billion in cash and equity, contingent upon Assurance achieving multi-year growth objectives.

Using a combination of advanced data science and human expertise, Assurance matches buyers with customized solutions spanning life, health, Medicare and auto insurance, giving them options to purchase entirely online or with the help of a technology-assisted live agent. Assurance’s innovative model also matches consumers with the live agent or specific sales process that is best suited to their needs, resulting in better customer outcomes that drive higher levels of engagement and conversion. This approach is underpinned by an ongoing shift in consumer preferences, whereby individuals increasingly begin their research for personalized financial services online and then seek consultation with human experts to complete their purchase.

By eliminating the inefficiencies of conventional models, Assurance’s technology-driven, on-demand service platform lowers the cost of customer acquisition, allowing deeper reach into the mass market while maintaining a high level of service and product selection. Its rapid-growth model offers compelling economic advantages with low fixed costs and low capital requirements that produce high margins and a high degree of scalability.

“Assurance accelerates the strategy and growth potential of Prudential’s financial wellness businesses, bringing us closer to more people across the entire socio-economic spectrum to better serve the full picture of their needs,” said Prudential Chairman and CEO Charles Lowrey. “We look forward to working with Mike Rowell and his entire team to grow the Assurance business in the U.S., and, over time, to extend its unique approach to customers around the world.”

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Michael Rowell, co-founder and CEO of Assurance, said, “Assurance was founded to protect and improve the personal and financial health of every individual. Prudential’s shared vision, coupled with the strength of its offering and capabilities, make it the ideal partner with which to begin our next chapter. We are excited to create an ecosystem that reaches more people and new markets with a more expansive suite of products to drive our combined growth.”

Assurance will add a large and rapidly growing direct-to-consumer channel to Prudential’s financial wellness businesses, significantly expanding the total addressable market of both companies. Assurance and Prudential will leverage their respective capabilities to create a new end-to-end engagement model: one that better serves customers who want to shop on their own terms, when, where and how they want.

Prudential also plans to offer its own financial wellness solutions on the Assurance platform alongside those of third-party providers.

Additional details of the transaction include:

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Under the terms of the agreement, Assurance will become a wholly owned subsidiary of Prudential under the U.S. Businesses division. Assurance co-founders Michael Rowell and Michael Paulus will continue to focus on the growth of Assurance. Rowell will remain CEO of Assurance and report to Andrew Sullivan, who will assume the role of executive vice president and head of U.S. Businesses as of December 1. Paulus will remain president of Assurance.

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The acquisition is expected to be modestly accretive to EPS and ROE starting in 2020. In addition to enhancing the growth of Prudential’s financial wellness businesses, the acquisition is expected to generate cost savings of $50 million to $100 million, in addition to the $500 million of expected margin expansion by 2022 discussed at Prudential’s June Investor Day.

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Prudential plans to use a combination of its current cash, debt financing and equity to fund the acquisition, which is expected to close early in the fourth quarter of 2019. Prudential’s Board of Directors unanimously approved the transaction.

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Prudential’s Board of Directors has authorized a $500 million increase to its share repurchase authorization for calendar year 2019. As a result, the share repurchase authorization for the full year 2019 is $2.5 billion. As of June 30, 2019, Prudential had repurchased $1.0 billion of shares of its common stock under this authorization. Prudential expects to fully utilize this increased share repurchase authorization by the end of 2019.

CONFERENCE CALL

Members of senior management of Prudential and Assurance will host a conference call on Thursday, September 5, 2019, at 8:00 a.m. ET, to discuss the transaction. The conference call will be broadcast live over Prudential’s Investor Relations website at investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded.

The call will remain on the Investor Relations website for replay through September 19. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in the Q&A by dialing one of the following numbers: (800) 230-1766 (domestic callers) or (612) 332-0932 (international callers). All others may join the conference call in listen-only mode by dialing one of the above numbers.

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To listen to a replay of the conference call starting at 10:30 a.m. ET on September 5 through September 12, 2019, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 471350.

About Prudential Financial, Inc.

Prudential Financial, Inc. (NYSE: PRU), a financial wellness leader and premier active global investment manager with more than $1 trillion in assets under management as of June 30, 2019, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help to make lives better by creating financial opportunity for more people. Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit news.prudential.com.

About Assurance IQ, Inc.

Launched in 2016 in Bellevue, Wash., Assurance was founded to improve the personal and financial health of every consumer and make their lives better. The company uses advanced data analytics to enable an extensive network of live agents to offer customized solutions for more people across a broader socio-economic spectrum. For more information, please visit assurance.com.

MEDIA CONTACTS:	Bill Launder
973-802-8760
bill.launder@prudential.com

Discretion Winter (West Coast)
973-943-6745
discretion.winter@prudential.com

INVESTORS:	investor.relations@prudential.com

Forward-Looking Statements

Certain of the statements included in this release, including those regarding the expected closing of the transaction, profit targets and expected earnings, expense and margin benefits resulting from the transaction, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its

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subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, purchase price adjustments; the successful fulfillment or waiver of all closing conditions without unexpected delays or conditions; the successful closing of the transaction within the estimated timeframe; the failure to realize the expected synergies and benefits of the transaction or delay in realization thereof; the successful financing of the transaction; the retention of certain key employees; and other factors, risks and uncertainties including: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates, equity prices and foreign currency exchange rates that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, labor and employment, external events and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data or (d) reliance on third parties; (7) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) U.S. state insurance laws and developments regarding group-wide supervision, capital and reserves, (e) insurer capital standards outside the U.S. and (f) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) an inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (10) ratings downgrades; (11) market conditions that may adversely affect the sales or persistency of our products; (12) competition; (13) reputational damage; and (14) the costs, effects, timing, or success of our plans to accelerate our Financial Wellness strategy. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document. See “Risk Factors” included in the Annual Report on Form 10-K for the year ended December 31, 2018 for discussion of certain risks relating to our businesses and investment in our securities.

The timing and amount of any share repurchases under Prudential Financial, Inc.’s share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be executed in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.